UGI CORPORATION AND SUBSIDIARIES                                    Exhibit (11)
COMPUTATION OF EARNINGS PER SHARE                                  (Page 1 of 2)
(Millions, except per share amounts)




                                                                                   Year Ended
                                                                                  September 30,
                                                                        ----------------------------------
                                                                         1997          1996          1995
                                                                        ------        ------        ------
Primary earnings per share:
     Actual average common shares outstanding                             33.0          33.0          32.7
     Incremental shares issuable upon exercise
         of stock options outstanding                                      0.1           0.1            --
                                                                        ------        ------        ------

         Total average common and common
            equivalent shares outstanding                                 33.1          33.1          32.7
                                                                        ======        ======        ======


     Earnings applicable to common and common equivalent shares:
            Earnings before extraordinary
                 loss and accounting change                             $ 52.1        $ 39.5        $  7.9
            Extraordinary loss - debt restructuring                         --            --         (13.2)
            Change in accounting for
                 postemployment benefits                                    --            --          (3.1)
                                                                        ------        ------        ------
                 Net earnings (loss)                                    $ 52.1        $ 39.5        $ (8.4)
                                                                        ======        ======        ======


     Primary earnings per common and common equivalent share:
            Earnings before extraordinary
                 loss and accounting change                             $ 1.57        $ 1.19        $ 0.24
            Extraordinary loss - debt restructuring                         --            --         (0.40)
            Change in accounting for
                 postemployment benefits                                    --            --         (0.10)
                                                                        ------        ------        ------
                 Net earnings (loss)                                    $ 1.57        $ 1.19        $(0.26)
                                                                        ======        ======        ======

UGI CORPORATION AND SUBSIDIARIES                                    Exhibit (11)
COMPUTATION OF EARNINGS PER SHARE                                  (Page 2 of 2)
(Millions, except per share amounts)




                                                                                    Year Ended
                                                                                   September 30,
                                                                        ----------------------------------
                                                                         1997          1996          1995
                                                                        ------        ------        ------
Fully diluted earnings per share:
     Actual average common shares outstanding                             33.0          33.1          32.7
     Incremental shares issuable upon exercise
         of stock options outstanding                                      0.2           0.1            --
                                                                        ------        ------        ------

         Total shares for fully diluted computation                       33.2          33.2          32.7
                                                                        ======        ======        ======



     Earnings applicable to common and common equivalent shares:
            Earnings before extraordinary
                 loss and accounting change                             $ 52.1        $ 39.5        $  7.9
            Extraordinary loss - debt restructuring                         --            --         (13.2)
            Change in accounting for
                 postemployment benefits                                    --            --          (3.1)
                                                                        ------        ------        ------
                 Net earnings (loss)                                    $ 52.1        $ 39.5        $ (8.4)
                                                                        ======        ======        ======


     Fully diluted earnings per common share:
            Earnings before extraordinary
                 loss and accounting change                             $ 1.57        $ 1.19        $ 0.24
            Extraordinary loss - debt restructuring                         --            --         (0.40)
            Change in accounting for
                 postemployment benefits                                    --            --         (0.10)
                                                                        ------        ------        ------
                 Net earnings (loss)                                    $ 1.57        $ 1.19        $(0.26)
                                                                        ======        ======        ======